Applied Digital Announces Agreement to Sell Garden City Campus to Marathon Digital Holdings

•Divestiture Reflects Strategy to Focus on Strategic HPC Sites in North Dakota

•Redirects resources and strengthens Balance Sheet

DALLAS, TX – March 15, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, today announced that it has entered into a definitive agreement to sell its 200 megawatt ("MW") campus in Garden City, TX to Marathon Digital Holdings (Nasdaq: MARA) (“Marathon”) for a net purchase price of approximately $87.3 million, with a gross purchase price of $97.3 million after adjustments contemplated in the purchase agreement. In addition to the purchase price, this transaction will release $12 million of restricted cash previously committed as collateral for the site's letter of credit. The transaction is subject to customary closing conditions and is expected to close in the second quarter of calendar 2024.
Completed in 2023, Applied Digital's Garden City campus provides hosting agreements for blockchain mining clients, such as Marathon, under third-party arrangements. Applied Digital exclusively focuses on infrastructure and support services and does not currently own any equipment placed in the facility. Marathon has been a significant customer at the Garden City campus, operating under a multi-year colocation hosting agreement, and will remain a customer at our North Dakota blockchain hosting facilities.
"This strategic transaction represents a purposeful pivot, equipping the Company to allocate financial and operational resources toward strategic sites in North Dakota, as well as bolstering our Balance Sheet strength. With a focused emphasis on the building of our HPC data centers, we reinforce our groundwork for enduring growth and operational excellence," said Wes Cummins, CEO and Chairman of Applied Digital.
"Applied Digital has proven to be an invaluable partner, exemplifying excellence in both the construction and management of their data centers. As we anticipate the finalization of this mutually beneficial transaction, we are confident it will enable both companies to advance our long-term strategies with greater efficacy, fostering a path towards continued success," said Fred Thiel, Marathon’s Chairman and CEO.
About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.

About Marathon Digital Holdings
Marathon is a digital asset technology company that focuses on supporting and securing the Bitcoin ecosystem. The Company is currently in the process of becoming one of the largest and most sustainably powered Bitcoin mining operations in North America.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," “project” and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

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